EXHIBIT 16.1
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BECKSTEAD AND WATTS, LLP

CERTIFIED PUBLIC ACCOUNTANTS

                                                         3340 Wynn Road, Suite B
                                                         Las Vegas, NV 89102
                                                         702.257.1984  tel
                                                         702.362.0540  fax


August 11, 2004


U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

       The firm of Beckstead and Watts, LLP was previously principal accountant for Protocall Technologies Incorporated (formerly Quality Exchange, Inc.) (the "Company") and reported on the financial statements of the Company for the years ended December 31, 2003 and 2002. On July 28, 2004, we were notified that we were dismissed by the Company as principal accountants. We have read the Company's statements included under Item 4 of Amendment No. 1 to its Form 8-K dated August 11, 2004, and we agree with such statements except that we cannot confirm or deny the following:

(1)  The appointment of Eisner, LLP was approved by the Board of Directors, or

(2) Eisner, LLP was only consulted on the merger prior to their appointment as auditors. The results of the discussions with Eisner, LLP were not a condition of the merger or a condition of engaging Eisner, LLP as the Registrant's independent registered public accounting firm.


Very truly yours,


/s/ Beckstead and Watts, LLP
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    Beckstead and Watts, LLP